                                                                   EXHIBIT 2.2

                                                          [CS&M Draft 10/25/96]

                                7,250,000 SHARES

                               PRIME SERVICE, INC.

                         COMMON STOCK ($0.01 PAR VALUE)


                             SUBSCRIPTION AGREEMENT


                                                                 London, England
                                                              October [31], 1996


TO:  CS FIRST BOSTON LIMITED
     MERRILL LYNCH INTERNATIONAL LIMITED
     SALOMON BROTHERS INTERNATIONAL LIMITED

C/O: CS FIRST BOSTON LIMITED ("CSFBL")
     One Cabot Square
     London, England E14 4QJ

Dear Sirs:

     1. INTRODUCTORY. Prime Service, Inc., a Delaware corporation ("Company"), proposes to issue and sell ("International Offering") to the several Managers named in Schedule A hereto ("Managers") 1,450,000 shares ("International Firm Securities") of its Common Stock, $0.01 par value per share ("Securities"). The stockholders listed in Schedule B hereto ("Selling Stockholders") propose severally to sell to the Managers and the U.S. Underwriters (as herein defined), at the option of the Managers and the U.S. Underwriters, an aggregate of not more than 1,087,500 additional shares of Securities ("Optional Securities") as set forth below. The International Firm Securities and the Optional Securities that may be sold to the Managers ("International Optional Securities") are herein collectively called the "International Securities".

      It is understood that the Company and the Selling Stockholders are concurrently entering into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with the U.S. Underwriters, for whom CS First Boston Corporation ("CSFBC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc are acting as representatives (the "U.S. Representatives"), relating to the concurrent offering and sale in the United States and Canada ("U.S. Offering") by the Company of 5,800,000 shares of Securities ("U.S. Firm Securities", which together with the Optional Securities that may be sold to the U.S. Underwriters ("U.S. Optional Securities") are hereinafter called the "U.S. Securities"). The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

     The Company and each of the Selling Stockholders hereby agree with the several Managers as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, the several Managers that:

          (i) A registration statement (No. 333-11517) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or, if an additional registration statement has been filed and the Company does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised CSFBL that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised CSFBL that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised CSFBL that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) (or if no such filing is required at the Effective Date of the Additional Registration Statement in which the Prospectuses are included), each Registration Statement and each of the Prospectuses will conform, in all respects to the applicable requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectuses, in light of the circumstances under which such statements were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectuses, in light of the circumstances under which such statements were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Manager through CSFBL or by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).

          (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (iv) Primeco, Inc. ("Primeco"), a Texas corporation and wholly-owned subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and Primeco is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case except as would not have a Material Adverse Effect; all of the issued and outstanding capital stock of Primeco has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company free from liens, encumbrances and defects, except as otherwise described in the Prospectuses. The Company has no subsidiaries other than Primeco and Prime Equipment Company, a Texas corporation that is inactive and has total assets of less than $50,000.

          (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (vi) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Manager or U.S. Underwriter for a brokerage commission, finder's fee or other like payment.

          (vii) Except for the Registration Rights Agreement dated as of
     [            ], 1996 (the "Registration Rights Agreement"), among the
     Company and certain stockholders of the Company party thereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (viii) The Offered Securities have been approved for listing on the New York Stock Exchange subject to official notice of issuance and compliance by the Underwriters with their undertaking to sell round lots of 100 Shares or more to a minimum of 2,000 beneficial owners.

          (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator is required for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such as may be required under state or foreign securities laws.

          (x) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any existing statute, any existing rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except as would not have a Material Adverse Effect), or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Underwriting Agreement, respectively.

          (xi) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company.

          (xii) Except as disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company and its subsidiaries, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold all leased real or personal properties that are material to the business of the Company and its subsidiaries under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (xiii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them (except where failure to possess the same would not individually or in the aggregate have a Material Adverse Effect) and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is contemplated that might have a Material Adverse Effect.

          (xv) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xvi) Except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xvii) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (xviii) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States and such generally accepted accounting principles, except as noted in such financial statements, have been applied on a consistent basis. The pro forma financial statements contained in the Prospectuses have been prepared on a basis consistent with the financial statements referred to above and, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the 1996 Acquisitions and the Offering (as defined in the Prospectuses), and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectuses, this Agreement and the Underwriting Agreement.

          (xix) Since the date of the latest audited financial statements included in the Prospectuses there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and, except as set forth in the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (xxi) The Company and its subsidiaries have and will maintain insurance covering their properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks, in each case as is in accordance with customary industry practice to protect the Company, its subsidiaries and their businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures will have to be made in order to continue such insurance, except such as could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

          (xxii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Managers that:

          (i) Such Selling Stockholder has been duly organized as an incorporated company with limited liability and is in good standing under the laws of the Cayman Islands.

          (ii) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Optional Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and the Underwriting Agreement and to sell, assign, transfer and deliver the Optional Securities to be delivered by such Selling Stockholder on such Closing Date hereunder or thereunder; and upon the delivery of payment for the Optional Securities on each Closing Date hereunder or thereunder the several Managers or U.S. Underwriters, as applicable, will acquire valid and unencumbered title to the Optional Securities to be delivered by such Selling Stockholder on such Closing Date.

          (iii) Each of this Agreement, the Underwriting Agreement and the Custody Agreement and related power of attorney with respect to each Selling Stockholder has been duly authorized and validly executed and delivered by such Selling Stockholder and each such Custody Agreement and related power of attorney constitutes a valid and legally binding agreement of such Selling Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability affecting creditors' rights and to general equity principles.

          (iv) There are no material agreements or arrangements relating to the Company or its subsidiaries to which any Selling Stockholder or any of their direct or indirect subsidiaries is a party that are required to be described in the Prospectuses or to be filed as exhibits thereto and that are not so described or filed.

          (v) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or arbitrator is required for the consummation of the transactions contemplated by this Agreement, the Underwriting Agreement or the Custody Agreement in connection with the sale of the Offered Securities by such Selling Stockholder, except such as have been obtained and made under the Act or the Exchange Act and such as may be required under state or foreign securities laws.

          (vi) The execution, delivery and performance of this Agreement, the Underwriting Agreement and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, or any material agreement or instrument to which it is a party or by which it is bound or any of its properties is subject, or the charter or by-laws of such Selling Stockholder.

          (vii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and
     (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the U.S. Prospectus is included, each Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
     Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the U.S. Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences only apply to statements in or omissions from a Registration Statement or a Prospectus based upon written information relating to a Selling Stockholder or any direct or indirect subsidiary of a Selling Stockholder and furnished to the Company by any Selling Stockholder.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers, and the Managers agree, severally and not jointly, to purchase from
the Company, at a purchase price of U.S. $           per share, the respective
numbers of shares of International Firm Securities set forth opposite the names of the Managers in Schedule A hereto.

     The Company will deliver the International Firm Securities to CSFBL for the accounts of the Managers, against payment of the purchase price by official bank check or checks in Federal Reserve (same day) funds drawn to the order of the
Company at the office of                          or by wire transfer to a bank
acceptable to CSFBL, at 10:00 A.M., New York time, on
                           , or at such other time not later than seven full
business days thereafter as CSFBL and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and
packaging at the above office of                              at least 24 hours
prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectuses, the Managers may purchase all or less than all of the International Optional Securities at the purchase price per Security to be paid for the International Firm Securities. The International Optional Securities to be purchased by the Managers on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the Managers and the U.S. Underwriters on such Optional Closing Date as the International Firm Securities bear to all the Firm Securities. Each Selling Stockholder agrees, severally and not jointly, to sell to the Managers the number of shares of International Optional Securities (subject to adjustment by CSFBC to eliminate fractions) obtained by multiplying the number of International Optional Securities specified in such notice by a fraction, the numerator of which is the number of International Optional Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto and the denominator of which is the total number of International Optional Securities. The Managers agree, severally and not jointly, to purchase such International Optional Securities. Such International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name bears to the total number of shares of International Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Managers only for the purpose of covering over-allotments made in connection with the sale of the International Firm Securities. No Optional Securities shall be sold or delivered unless the U.S. Firm Securities and the International Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Managers and the U.S. Underwriters to the Company and the Selling Stockholders. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the U.S. Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Company and the Selling Stockholders.

     Certificates in negotiable form for the Optional Securities to be sold by the Selling Stockholders have been placed in custody, for delivery under this Agreement and the Underwriting Agreement, under Custody Agreements made with ChaseMellon Shareholder Services, L.L.C., as custodian ("Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for such Selling Stockholder under such Custody Agreements are subject to the interests of the Managers hereunder and the U.S. Underwriters under the Underwriting Agreement, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder or thereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees of the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Optional Securities hereunder or under the Underwriting Agreement, certificates for the Optional Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Underwriting Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     Each time for the delivery of and payment for the International Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian, on behalf of the Selling Stockholders, will deliver the International Optional Securities being purchased from the Selling Stockholders on each Optional Closing Date to CSFBL for the accounts of the several Managers, against payment of the purchase price therefor by official bank check or checks in Federal Reserve (same day)
funds drawn to the order of                     or by wire transfer to a bank
acceptable to CSFBL, at the above office of                     . The
certificates for the International Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at
the above office of                                          at a reasonable
time in advance of such Optional Closing Date.

     The Company will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Securities and the management of the offering thereof, if the sale and delivery of the International Securities to the Managers provided
herein is consummated, an amount equal to U.S. $      per International Security
purchased, which may be divided among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date in the case of the International Firm Securities and on each Optional Closing Date in the case of the International Optional Securities sold to the Managers on such Closing Date, in each case by way of deduction by the Managers of said amount from the purchase price for the International Securities referred to above.

     4. OFFERING BY MANAGERS. It is understood that the several Managers propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

     In connection with the distribution of the International Securities, the Managers, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company or the Selling Stockholders, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

     5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company or each of the several Selling Stockholders, as the case may be, agrees with the several Managers that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBL, subparagraph (4)) of Rule 424(b) not later than the earlier of
     (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise CSFBL promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered

     Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Manager or U.S. Underwriter, or will make such filing at such later date as shall have been consented to by CSFBL.

          (b) The Company will advise CSFBL promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBL's prior consent; and the Company will also advise CSFBL promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBL of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBL's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Managers copies of each Registration Statement (four of which will be signed and will include all exhibits), each related preliminary prospectus, and, until completion of the distribution of the International Securities as determined by CSFBL, the International Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBL reasonably requests. The International Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Managers all such documents.

          (f) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (g) During the period of three years hereafter, the Company will furnish to CSFBL and, upon request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBL
     (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBL may reasonably request, which additional information shall be kept confidential by the Managers in accordance with their normal procedures relating to such information.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Managers (if and to the extent incurred by them) for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Managers.

     For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than on Form S-8 and relating to resales of securities as described in the general instructions to Form S-8) relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of CSFBC, except sales or grants of stock, restricted stock, stock options or stock appreciation rights pursuant to the terms of the Management Stock Incentive Plan (as described in the Prospectuses) as in effect on the date hereof and issuances of Securities pursuant to the exercise of such options. The Company will not, within such 180 day period, waive any restriction existing as of the date of this Agreement contained in the Management Stock Incentive Plan and relating to the sale of shares of Common Stock without the prior written consent of CSFBC.

     Each Selling Stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC or unless pursuant to (a) a bona fide gift,
(b) transfers made to family members, trusts or other similar transfers, in each case for estate planning purposes, (c) transfers to affiliated entities and
(d) pledges in connection with loans or other obligations, PROVIDED, HOWEVER, that any person receiving or holding such Securities as a result of any of (a), (b), (c) or (d) agrees in writing with you to be bound by the provisions of this Agreement.

     6. CONDITIONS OF THE OBLIGATIONS OF THE MANAGERS. The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by each of the Company and each Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

          (a) The Managers shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), from each of Coopers & Lybrand L.L.P. and KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements examined by them and included or in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) with respect to the letter of Coopers & Lybrand L.L.P. only, that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

               (iii) with respect to the letter of Coopers & Lybrand L.L.P. only, on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the
               Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants and at a subsequent specified date not more than three days prior to the date of this Agreement, there was any change in the capital stock or any increase in debt or decrease in Stockholders' equity or consolidated net assets of the Company and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                    (C) for the period from the closing date of the latest
               income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants and to a subsequent specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period of the previous year, in total revenues, gross profit, operating income or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Managers;

               (iv) with respect to the letter of Coopers & Lybrand L.L.P. only, that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

               (v) with respect to the letter of Coopers & Lybrand L.L.P. only, on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or on the pro forma basis described in the notes thereto.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Manager or U.S. Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBL. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or the Managers, shall be contemplated by the Commission. Copies of the Prospectus shall have been printed and distributed to the Managers in such numbers as they may reasonably request as soon as practicable on or following the date of this Agreement.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market, or (B)(i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries taken as a whole which, in the reasonable judgment of CSFBL, individually or in the aggregate is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the International Securities;
     (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any general banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of CSFBL, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the International Securities.

          (d) The Managers shall have received an opinion, dated such Closing Date, of Gibson, Dunn & Crutcher, counsel for the Company, to the effect that:

               (i) Each of the Company and Primeco has been duly incorporated and is an existing corporation in good standing under the laws of the state of its organization, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and each of the Company and Primeco is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect);

               (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company and each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

               (iii) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings known to such counsel between the Company or any of its subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (iv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940;

               (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court or arbitrator is required for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement in connection with the issuance and sale by the Company of the Firm Securities, except such as have been obtained and made under the Act and the Exchange Act and such as may be required under state or foreign securities laws;

               (vi) The execution, delivery and performance of this Agreement and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, any subsidiary of the Company or any of their properties, or any agreement or instrument identified to such counsel in a certificate by the Company as being a material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of their properties are subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Underwriting Agreement;

               (vii) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein (which opinion may be given in reliance upon acceptance by the Commission of the EDGAR transmission of such filing by the Company) or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the U.S. Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

               (viii) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by the Company;

          In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statements and the Prospectuses and in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives at which the contents of the Registration Statements and Prospectuses and related matters were discussed. Such counsel also may state that because the purpose of their professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statements or Prospectuses, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or Prospectuses, except to the extent set forth in the last sentence of this paragraph. On the basis of the foregoing, and except for the financial statements and schedules and other financial data included therein, as to which such counsel need express no opinion or belief, (a) such counsel is of the opinion that the Registration Statements at the time they became effective, and the Prospectuses as of the date thereof and as of the date of such opinion, are appropriately responsive in all material respects to the relevant requirements of the Securities Act and the General Rules and Regulations promulgated thereunder and (b) no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statements at the time they became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectuses as of their respective dates and as of the date of such opinion contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel also shall state that (a) the descriptions in the Registration Statements and Prospectuses of statutes, legal and governmental proceedings and contracts and other documents fairly present the information called for with respect to such documents and legal matters by the Act and the applicable rules and regulations of the Commission thereunder relating to registration statements on Form S-1 and prospectuses and (b) such counsel does not know of any legal or governmental proceedings required to be described in the Registration

     Statements or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in the Registration Statements or the Prospectuses or to be filed as exhibits to the Registration Statements which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectuses.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal law of the United States.

          (e) The Managers shall have received an opinion, dated such Closing Date, of Ian Paget-Brown, counsel for the Selling Stockholders, to the effect that:

               (i) Each Selling Stockholder has been duly incorporated and is an existing corporation in good standing under the laws of the Cayman Islands, with corporate power and authority to own its properties and conduct its business as currently operated;

               (ii) Each Selling Stockholder has valid and unencumbered title to, and full right, power and authority to sell, assign, transfer and deliver, the Optional Securities delivered by such Selling Stockholder on such Closing Date hereunder; and, upon the delivery of payment for the Optional Securities on such Closing Date hereunder, the several Managers will acquire valid and unencumbered title to the Optional Securities to be delivered by the Selling Stockholders on such Closing Date hereunder;

               (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court or arbitrator is required to be obtained by the Selling Stockholders in connection with the sale by the Selling Stockholders of the Optional Securities;

               (iv) The execution, delivery and performance by each Selling Stockholder of this Agreement, the Underwriting Agreement and the Custody Agreement and the sale by each Selling Stockholder of the Optional Securities owned by such Selling Stockholder to the Managers will not result in a breach or violation by any such Selling Stockholder of any of the terms and provisions of, or constitute a default by any such Selling Stockholder under, any existing statute, any existing rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which any of its properties may be bound, or the [charter or by-laws] of any Selling Stockholder;

               (v) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by each Selling Stockholder;

               (vi) The Custody Agreement and related power of attorney (each, a "Power of Attorney") with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

               (vii) The law chosen by each of this Agreement, the Underwriting Agreement, each Custody Agreement and each Power of Attorney to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the Cayman Islands; and

               (viii) Each Selling Stockholder has executed an effective submission to the jurisdiction of the courts specified in this Agreement and the Underwriting Agreement.

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other the Cayman Islands.

          (f) The Managers shall have received from Cravath, Swaine & Moore, counsel for the Managers, such opinion or opinions, dated such Closing Date, with respect to such matters as the Managers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (g) The Managers shall have received a certificate, dated such Closing Date, of the Company signed by its President and the Chief Financial Officer in which such officers, to the best of their knowledge after reasonable investigation (including a careful examination of the Registration Statement and the Prospectuses), shall state that (i) as of their respective dates, the Prospectuses did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and since their respective dates no event has occurred which should have been set forth in a supplement or amendment to either of the Prospectuses in order to make the foregoing statement true as of the Closing Date;
     (ii) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects;
     (iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Manager or U.S. Underwriter; and (v) subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

          (h) The Managers shall have received letters, dated such Closing Date, of Coopers & Lybrand L.L.P. and KPMG Peat Marwick, L.L.P. which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Offered Securities, this Agreement, the Underwriting Agreement and the Registration Statements, and all other legal matters relating to this Agreement, the Underwriting Agreement and the other transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to the Managers, and the Company and the Selling Stockholders shall have furnished to the Managers all documents and information that the Managers or their counsel may reasonably request to enable them to pass upon such matters.

          (j) If any event shall have occurred that requires the Company to prepare an amendment or supplement to either of the Prospectuses, such amendment or supplement shall have been prepared, copies thereof shall have been delivered to the Managers and the Managers shall have been given a reasonable opportunity to comment thereon.

          (k) The "lock-up" agreements between the Managers and each stockholder of the Company designated by CSFBL relating to sales of Securities or any securities convertible into or exercisable or exchangeable for Securities, previously delivered to the Managers, shall be in full force and effect on such Closing Date.

          (l) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

The Company and the Selling Stockholders will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request. CSFBL may in its sole discretion waive on behalf of the Managers compliance with any conditions to the obligations of the Managers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in subsection (c) below.

     (b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which any such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information relating to the Selling Stockholders or any direct or indirect stockholder of any Selling Stockholder, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in subsection (c) below.

     (c) Each Manager will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or any Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager consists of the following information in the International Prospectus furnished on behalf of each Manager: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Managers, the legends concerning over-allotments and stabilizing and transactions by persons participating in the distribution on the inside front cover page, the concession and reallowance figures appearing in the fifth, sixth, seventh, eighth, ninth and tenth paragraphs under the caption "Subscription and Sale" and the information under the caption "Notice to Canadian Residents".

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other from the offering of the International Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Managers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. DEFAULT OF MANAGERS. If any Manager or Managers default in their obligations to purchase International Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company or the

Selling Stockholders, as applicable, for the purchase of such International Securities by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date, the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL and the Company or the Selling Stockholders, as applicable, for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager, the Company or the Selling Stockholders, except as provided in Section 9 (PROVIDED that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities or any International Optional Securities purchased prior to such termination). As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements or certificates of the Company or its officers, of the Selling Stockholders and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company, the Selling Stockholders or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the International Securities by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders and the Managers pursuant to Section 7 shall remain in effect, and if any International Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Sections 5(c) and (h) shall also remain in effect. If the purchase of the International Securities by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(c)(A) or clause (iii), (iv) or (v) of Section 6(c)(B), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.

     10. NOTICES. All communications hereunder will be in writing and, (i) if sent to the Managers, will be mailed, delivered or telexed and confirmed to CSFBL at One Cabot Square, London E14 4QJ England, Attention: Company Secretary,
(ii) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 16225 Park Ten Place, Suite 200, Houston, TX 77084,
Attention: Chief Financial Officer or (iii) if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to them
at         , Attention:         ; PROVIDED, HOWEVER, that any notice to a
Manager pursuant to Section 7 will be mailed, delivered or telexed and confirmed to such Manager.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. REPRESENTATION OF MANAGERS. CSFBL will act for the several Managers in connection with this financing, and any action under this Agreement taken by CSFBL will be binding upon all the Managers. Mr.

Christopher J. O'Brien and Mr. Charles J. Philippin will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by either of them will be binding upon all the Selling Stockholders.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     Each of the Company and each Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Managers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Managers in accordance with its terms.

                         Very truly yours,

                              PRIME SERVICE,  INC.,

                              By
                                ------------------------------------


                              CHRISTOPHER J. O'BRIEN,
                              on behalf of each Selling Stockholder,

                              By
                                ------------------------------------
                                    Attorney-in-fact

The foregoing Subscription Agreement
     is hereby confirmed and accepted
     as of the date first above written.

CS FIRST BOSTON LIMITED

BY:
   ------------------------------------
      [INSERT TITLE]

MERRILL LYNCH INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED

[OTHER MANAGERS]



EACH BY ITS DULY AUTHORIZED ATTORNEY-IN-FACT:


---------------------------------------
          [INSERT NAME]

                                   SCHEDULE A


                                                                  NUMBER OF
                                                                  INTERNATIONAL
                                                                  FIRM
                                                                  SECURITIES
      MANAGER                                                     TO BE SOLD
      -------                                                     -------------

      CS First Boston Limited . . . . . . . . . . . . . . . . .    [          ]

      Merrill Lynch International Limited . . . . . . . . . . .    [          ]

      Salomon Brothers International Limited  . . . . . . . . .    [          ]









                                                                    ---------
      Total . . . . . . . . . . . . . . . . . . . . . . . . . .     1,450,000
                                                                    ---------
                                                                    ---------

                                   SCHEDULE B

                                                                 Number of
                                                                 U.S. Optional
                                                                 Securities
         Selling Stockholder                                     to be Sold
         -------------------                                     ----------

         Arlington Limited . . . . . . . . . . . . . . . . . .
         Ballet Limited  . . . . . . . . . . . . . . . . . . .
         Denary Limited  . . . . . . . . . . . . . . . . . . .
         Equipment Equity Limited  . . . . . . . . . . . . . .
         Equipment Holding Limited . . . . . . . . . . . . . .
         Equipment Investment Limited  . . . . . . . . . . . .
         Equipment Rental Limited  . . . . . . . . . . . . . .
         Eqity PEA Limited . . . . . . . . . . . . . . . . . .
         Equity PEB Limited  . . . . . . . . . . . . . . . . .
         Equity PEC Limited  . . . . . . . . . . . . . . . . .
         Equity PED Limited  . . . . . . . . . . . . . . . . .
         Fleet Equity Limited  . . . . . . . . . . . . . . . .
         Freeport Limited  . . . . . . . . . . . . . . . . . .
         Gleam Limited . . . . . . . . . . . . . . . . . . . .
         Highlands Limited . . . . . . . . . . . . . . . . . .
         Investcorp Investment Equity Limited  . . . . . . . .
         Laporte Limited . . . . . . . . . . . . . . . . . . .
         New Prime Equity Limited  . . . . . . . . . . . . . .
         New Prime Investments Limited . . . . . . . . . . . .
         Noble Limited . . . . . . . . . . . . . . . . . . . .
         Outrigger Limited . . . . . . . . . . . . . . . . . .
         PE Holdings Limited . . . . . . . . . . . . . . . . .
         PE Investments Limited  . . . . . . . . . . . . . . .
         Plano Limited . . . . . . . . . . . . . . . . . . . .
         Prime Equity Limited  . . . . . . . . . . . . . . . .
         Prime Holdings Limited  . . . . . . . . . . . . . . .
         Quill Limited . . . . . . . . . . . . . . . . . . . .
         Radial Limited  . . . . . . . . . . . . . . . . . . .
         Rental Equity Limited . . . . . . . . . . . . . . . .
         Rental Holdings Limited . . . . . . . . . . . . . . .
         Shoreline Limited . . . . . . . . . . . . . . . . . .
         Zinnia Limited  . . . . . . . . . . . . . . . . . . .
                                                                 -------
         Total . . . . . . . . . . . . . . . . . . . . . . . .   217,500
                                                                 -------
                                                                 -------